[LOGO OF VENTIV HEALTH]                                             Exhibit 99.1

Contacts:
     Investors/Corporate:                      Media:
     Laura E. Wilker                           Noonan/Russo Communications, Inc.
     Vice President, Investor Relations        Kristen Hammer
     (212) 768-8000 (x1794)                    (212)696-4455
     investor@ventiv.com                       media@ventiv.com
     -------------------                       ----------------


               JOSEPH DURKO, VENTIV HEALTH CORPORATE CONTROLLER,
                       ASSUMES INTERIM FINANCIAL DUTIES;
                    GREGORY PATRICK TO JOIN MEDIMMUNE, INC.

New York, NY - February 15, 2001 - Ventiv Health, Inc. (Nasdaq: VTIV), a leading provider of comprehensive marketing and sales solutions to the healthcare industry, today announced that Joseph Durko, Vice President and Corporate Controller, will assume interim responsibility for the Company's finance function and organization. Gregory S. Patrick, Chief Financial Officer, is leaving the Company to join MedImmune, Inc. (Nasdaq: MEDI) as CFO.

"We appreciate Greg's significant contributions to Ventiv Health in our first sixteen months as a publicly-traded company, and wish him the very best *in his new endeavors," commented. Eran Broshy, CEO of Ventiv Health.

Said Greg Patrick, "Ventiv Health today is stronger and better positioned than it's ever been. In part, this is due to the substantial progress the finance organization has made in financial planning, organizational development, and business development support. I am confident that Joe's leadership and the strong, experienced finance team we have built will continue to support Ventiv Health's successful growth trajectory."

Mr. Durko joined Ventiv Health in March 2000 and has been a strong and well-respected leader of the Company's finance organization. Previously, he managed the overall operations of the finance department at DRS Technologies, Inc. [AMEX: DRS] for five years, serving as Corporate Controller and, prior to that, Director of Corporate Finance. Mr. Durko has an exceptional background in corporate finance and accounting, having honed his skills in previous positions as an Assistant Corporate Controller at Movado Group, Inc., as well as a senior accountant with PricewaterhouseCoopers LLP. Mr. Durko earned a Bachelor of Arts degree in psychology and a Bachelor of Science degree in economics from The Wharton School of Finance and Commerce, University of Pennsylvania. He is a Certified Public Accountant.

Medlmmune is a fully-integrated biotechnology company focused on infectious disease, immune regulation and cancer, with a market capitalization in excess of $8 billion.

About Ventiv Health
-------------------

Ventiv Health, Inc. is a unique sales and marketing partner providing innovative strategic and tactical solutions globally for the pharmaceutical and life sciences industry. The Company offers a broad range of integrated sales and marketing services including: specially designed strategic

                                    -more-
marketing plans, educational programs targeted to physicians, sales execution, and consulting and analytics. The Company reported $301 million in revenue for the first nine months of 2000. Clients include many of the leading pharmaceutical and life sciences companies, including: Aventis, Bausch & Lomb, Baxter, Bayer, Bristol-Myers Squibb, Eli Lilly, Endo Pharmaceuticals, GlaxoSmithkline, Johnson & Johnson, Merck, Novartis, Pfizer and Pharmacia. Ventiv Health operates across the United States, France, Germany, United Kingdom, Austria and Hungary. For more information on Ventiv Health, visit www.ventiv.com.
--------------

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause Ventiv Health's performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry; uncertainties related to the continued growth of pharmaceutical outsourcing,- our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; uncertainties related to future incentive payments; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by Ventiv Health Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

                                     # # #